UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 John Hopkins Court Suite 210 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 19, 2014, Regulus Therapeutics Inc. (the “Company”) amended and restated its Employment Agreements with Kleanthis G. Xanthopoulos, Ph.D., the Company’s President and Chief Executive Officer (the “Amended Xanthopoulos Agreement”), Neil W. Gibson, Ph.D., the Company’s Chief Scientific Officer (the “Amended Gibson Agreement”), David L. Szekeres, the Company’s Chief Business Officer and General Counsel (the “Amended Szekeres Agreement”) and Paul C. Grint, M.D., the Company’s Chief Medical Officer (the “Amended Grint Agreement” and together with the Amended Xanthopoulos Agreement, the Amended Gibson Agreement and the Amended Szekeres Agreement, the “Amended Employment Agreements”).

The Amended Employment Agreements provide that upon a change in control, all outstanding stock options of Dr. Xanthopoulos, Dr. Gibson, Mr. Szekeres and Dr. Grint (each, an “Executive”) that are subject to vesting based on the Company’s performance and are held by such Executive as of immediately before a change in control shall become fully vested and exercisable as of immediately before such change in control, provided that such Executive is employed with the Company as of such date.

The Amended Employment Agreements provide that in the event that the Executive is terminated by the Company without cause or in the event that the Executive resigns with good reason, and in either case the Executive signs a waiver and release of claims (the “Release”), then (1) the Company will pay the Executive a single, lump-sum cash amount equal to 229.56% multiplied by the total cost of the projected premiums for group medical, dental and vision insurance coverage for a period of 12 months (18 months with respect to Dr. Xanthopoulos) following the Executive’s termination of employment (which for Dr. Xanthopoulos, Dr. Gibson and Mr. Szekeres replaces the COBRA premium reimbursement provisions provided in their respective prior employment agreements) and (2) all outstanding stock options, restricted stock or other equity awards that the Executive holds with respect to the Company’s common stock that have time-based vesting shall accelerate and be fully exercisable as of the effective date of the Executive’s termination of employment. The Amended Employment Agreements provide that equity awards that the Executive holds with respect to the Company’s common stock that are subject to vesting based on the Company’s performance will not accelerate upon the Executive’s termination.

The Amended Employment Agreements include modified definitions for “cause” and “good reason” solely with respect to the applicability of such definitions during the one-month period immediately preceding or the twelve-month period immediately following the effective date of a change in control.

Other than changes described herein, the material terms of the corresponding prior employment agreements remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement by and between Regulus Therapeutics Inc. and Kleanthis G. Xanthopoulos, Ph.D. dated September 19, 2014.

99.2	Amended and Restated Employment Agreement by and between Regulus Therapeutics Inc. and Neil W. Gibson, Ph.D. dated September 19, 2014.

99.3	Amended and Restated Employment Agreement by and between Regulus Therapeutics Inc. and Paul C. Grint, M.D. dated September 19, 2014.

99.4	Amended and Restated Employment Agreement by and between Regulus Therapeutics Inc. and David L. Szekeres dated September 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2014	Regulus Therapeutics Inc.

	By:	/s/ Kleanthis G. Xanthopoulos, Ph.D.
Kleanthis G. Xanthopoulos, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement by and between Regulus Therapeutics Inc. and Kleanthis G. Xanthopoulos, Ph.D. dated September 19, 2014.

99.2	Amended and Restated Employment Agreement by and between Regulus Therapeutics Inc. and Neil W. Gibson, Ph.D. dated September 19, 2014.

99.3	Amended and Restated Employment Agreement by and between Regulus Therapeutics Inc. and Paul C. Grint, M.D. dated September 19, 2014.

99.4	Amended and Restated Employment Agreement by and between Regulus Therapeutics Inc. and David L. Szekeres dated September 19, 2014.